Exhibit 23        Consent of Independent Auditors

We consent to the use of our report dated February 25, 1999, except for Note 11, as to which the date is May 12, 1999, with respect to the consolidated financial statements of Environmental Systems Corporation and subsidiaries for the years ended December 31, 1998 and 1997, included in the Form 8-K of TSI Incorporated filed June 10, 1999.



                                                   /s/ Coulter & Justus, P.C.
                                                   June 8, 1999